Exhibit 99.1

NEWS RELEASE

For Immediate Release

TriZetto Reports Increases of 18% in Revenue

and 35% in Adjusted EBITDA for Q3 2006;

Increases Full-Year (Same-Store) TriZetto Guidance

NEWPORT BEACH, Calif. – October 24, 2006 – The TriZetto Group, Inc. (Nasdaq: TZIX) today reported quarterly revenue of $86.4 million, which generated record Adjusted EBITDA of $17.9 million for its third quarter ended September 30, 2006. For the third quarter, the company reported a net loss per share of ($0.13), which included a one-time patent litigation settlement charge of $15 million, or ($0.29) per share, and a ($0.03) per share negative effect of expensing stock-based compensation under SFAS 123R, which was not included in last year’s EPS. New contract bookings were a robust $75.9 million.

“The healthcare payer marketplace is beginning to actively address the impact of increased consumer involvement in both economic and qualitative healthcare decisions,” said Jeff Margolis, TriZetto’s chairman and chief executive officer. “TriZetto’s breadth of technology solutions enables our customers to successfully respond to this shifting landscape. Demand for our solutions has driven year-to-date increases of 19% in revenue and 38% in Adjusted EBITDA over last year, positioning TriZetto to meet or exceed its guidance and growth targets for the full year.”

“Third quarter results reflect solid operational performance with a good balance across our new and traditional products,” added Kathleen Earley, TriZetto’s president and chief operating officer. “TriZetto is exceptionally well positioned with the key solutions customers need, such as advanced care management, and real-time point-of-service patient liability determination.”

Financial Summary (in millions, except per share amounts)

	Quarter Ended Sept. 30, 2006	Quarter Ended Sept. 30, 2005	Change
Revenue	$86.4	$73.1	18.2%
Bookings	$75.9	$75.1	1.1%
Total Backlog	$747.8	$663.1	12.8%
Net (loss) Income	($5.7)	$6.5	-187.7%
Diluted EPS	($0.13)	$0.14	-192.9%
Adjusted EBITDA*	$17.9	$13.3	34.6%
Cash Resources	$88.4	$57.8	52.9%
Cash Provided by Operations	$14.5	$3.6	302.8%
Capital Expenditures	$5.1	$4.7	8.5%

*	Definition and reconciliation to GAAP is included in the attached financial schedules

Revenue

Third quarter 2006 revenue totaled $86.4 million, versus $73.1 million for the third quarter of 2005. The $13.3 million improvement included increases of $8.9 million in software license, $2.4 million in software maintenance, $1.1 million in consulting and other non-recurring, and $0.9 million in outsourced services revenue.

Non-recurring revenue represented 50.5% of total revenue in the third quarter of 2006, compared to 46.0% in the year-ago quarter, driven primarily by the larger increase in license revenue.

New Business Bookings

TriZetto signed new customer contracts in the third quarter of 2006 with a total value of $75.9 million, compared to $75.1 million in the year-ago quarter. Contract bookings comprise a mix of current and future period revenue and represent the expected minimum total revenue to be generated under each contract. New contract bookings will vary from one quarter to the next. New third-quarter contract bookings included $38.2 million for software license contracts; $21.1 million for outsourced services contracts (software hosting, business process outsourcing and other services); and $16.6 million for consulting, implementation, software customization and other services.

Backlog

The company’s total revenue backlog was approximately $748 million at September 30, 2006, compared to $663 million at September 30, 2005 and $718 million at June 30, 2006. Twelve-month revenue backlog was approximately $192 million at September 30, 2006, compared to $194 million at September 30, 2005 and $186 million at June 30, 2006. The timing of contract closings and other factors can cause the company’s backlog to vary from one quarter to the next.

Profitability

Third quarter 2006 net loss was ($5.7) million, or ($0.13) per share, compared to net income of $6.5 million, or $0.14 per share, for the third quarter of 2005. Third quarter 2006 EPS included a ($0.29) charge for the settlement of patent litigation with McKesson Corporation and ($0.03) negative impact from both the equity and cash expense effects of adopting Statement of Financial Accounting Standards No. 123R, which requires all companies to expense stock-based compensation beginning in 2006. For the first three quarters of 2006, EPS was $0.17, which included the ($0.29) McKesson settlement charge and ($0.09) year-to-date negative impact of SFAS 123R.

Third quarter income taxes reflect a benefit of $103,000, primarily representing the McKesson litigation settlement charge and the benefit of utilization of federal net operating loss carry-forwards. At December 31, 2006, the company expects the full-year effective tax rate to be approximately 12% and to have approximately $50 million of remaining federal NOL carry-forwards which will be available for use in 2007.

Adjusted EBITDA was a record $17.9 million for the third quarter of 2006, up 35% compared to $13.3 million in the year ago quarter. TriZetto reports earnings in accordance with Generally Accepted Accounting Principles (GAAP), and additionally reports certain non-GAAP measures, such as Adjusted EBITDA, believing that these provide additional information for investors to evaluate the company’s financial performance. A definition of Adjusted EBITDA and a reconciliation to GAAP measures are included in the attached financial schedules.

Gross margin for the third quarter 2006 was 47.9%, compared to 45.6% a year ago. The 230 basis point improvement was driven primarily by a higher-margin mix of revenue in the quarter, improved pricing and operating efficiencies.

Research and development expenses represented 12.2% of revenue in the third quarter of 2006, 160 basis points higher than 10.6% of revenue for the year-ago quarter. This increase reflected development for the cost and quality of care solutions acquired in December 2005, as well as continuing investments in core administration and component software to add new capabilities and functionality.

Third quarter 2006 selling, general and administrative expense was $35.5 million, including the $15 million litigation settlement charge, compared to $18.6 million a year ago. Excluding the McKesson settlement, SG&A expense would have been $20.5 million, or 23.7% of revenue, a 170 basis point improvement over $18.6 million, or 25.4% of revenue, in the year-ago quarter.

Cash Resources and Cash Flow

Cash, restricted cash and short-term investments totaled $88.4 million at September 30, 2006, versus $57.8 million at September 30, 2005. Net cash provided by operating activities during the third quarter of 2006 was $14.5 million, compared to $3.6 million for the 2005 quarter. Capital expenditures in the third quarter of 2006 were $5.1 million, versus $4.7 million for the year-ago quarter. Significant cash outlays in the quarter included payments on the revolving line of credit and consulting bonus payouts, which totaled $5.2 million. Days sales outstanding for the third quarter of 2006 was 63 days, versus 58 in the year-ago quarter and 61 in the second quarter of 2006.

Guidance for 2006 Includes SFAS 123R

Last month, the company announced that it had signed a definitive agreement to acquire Quality Care Solutions Inc. (QCSI). At that time, the company provided an estimate of the impact of this acquisition on TriZetto’s 2006 revenue and Adjusted EBTIDA, which was based on an anticipated closing early in the fourth quarter. This transaction remains subject to regulatory and other closing conditions and has not yet been consummated. Following the closing, the company will update its guidance.

Excluding the pending acquisition, TriZetto is increasing its full-year guidance. Revenue is expected to be between $330 and $343 million, representing a 13% to 17% increase over 2005. Diluted EPS is expected to be $0.28 to $0.33, which includes a ($0.29) per share charge for the previously announced settlement related to the McKesson patent litigation, and also includes an estimated ($0.10 to $0.14) per share negative impact, as compared to 2005, for the effect of adopting SFAS No. 123R. Adjusted EBITDA for 2006, which excludes stock-based compensation expense and the impact of the McKesson settlement, is expected to be between $64 and $68 million, an increase of 33% to 41% over 2005 Adjusted EBITDA. Capital expenditures in 2006 are expected to be between $18 and $22 million. Diluted share count for 2006 is expected to be approximately 46 million.

TriZetto is focused on growing Adjusted EBITDA at a long-term targeted rate approaching 30% per year, while maintaining capital spending at approximately the company’s current rate. TriZetto projects that organic revenue growth of 8% to 12% will be required to achieve this target, depending on the mix of sales.

Conference Call

TriZetto will host a conference call at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time today to discuss the quarter’s results. Investors may access the webcast through TriZetto’s web site at www.trizetto.com, first by clicking on the Investors button, and then on the Company Information drop-down menu item. The conference call will be archived and available through TriZetto’s web site for 30 days following the call.

The webcast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About TriZetto

Touching more than 35% of the U.S. insured population, TriZetto is distinctly focused on accelerating the ability of healthcare payers to lead the industry’s transformation. The company provides premier information technology solutions that enhance its customers’ revenue growth, drive their administrative efficiency, and improve the cost and quality of care for their members. Healthcare payers include national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. The company’s broad array of payer-focused information technology offerings include enterprise and component software, hosting and business process outsourcing services, and consulting. Headquartered in Newport Beach, California, TriZetto can be reached at 949-719-2200 or at www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future revenue, profits, cash flows and financial results, the market for TriZetto’s services, future service offerings, industry trends, client and partner relationships, TriZetto’s operational capabilities, future financial structure, uses of cash, the closing of and anticipated dilution or accretion of the QCSI acquisition, and other acquisitions or proposed transactions. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the ability of TriZetto to successfully integrate the businesses of TriZetto and its acquisitions or partners; the contributions of acquisitions to TriZetto’s operating results; the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, other risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of TriZetto’s customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations; and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s Investor Relations department at 949-719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of October 24, 2006. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

# # #

Contacts:	Investors:	Media:
	Brad Samson 949-719-2220 brad.samson@trizetto.com	Audrey McDill 303-495-7197 audrey.mcdill@trizetto.com

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

Adjusted EBITDA Presentation (1)

(unaudited and in thousands)

	Three Months Ended September 30,
	2006	2005
Revenue
Recurring revenue	$42,755	$39,445
Non-recurring revenue	43,682	33,608

Total revenue	86,437	73,053
Cost of revenue
Recurring revenue	22,220	21,174
Non-recurring revenue	17,959	13,817

Total cost of revenue	40,179	34,991
Gross profit	46,258	38,062
Operating expenses
Research and development	10,179	7,613
Sales and marketing	6,173	5,465
General and administrative	12,018	11,695

	28,370	24,773
Adjusted EBITDA	17,888	13,289
Operating depreciation and amortization	5,601	5,895
Amortization of other intangible assets	1,168	856
Stock-based compensation	1,921	408
Restructuring, impairment and other	96	—
Legal settlement	15,000	—

	23,786	7,159
(Loss) income from operations	(5,898)	6,130
Interest income	937	261
Interest expense	(825)	(206)

(Loss) income before benefit from income taxes	(5,786)	6,185
Benefit from income taxes	103	295

Net (loss) income	$(5,683)	$6,480

(1)	See accompanying notes for a definition of Adjusted EBITDA and a reconciliation of Net (loss) income to Adjusted EBITDA

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,
	2006	2005
Revenue
Recurring revenue	$42,755	$39,445
Non-recurring revenue	43,682	33,608

Total revenue	86,437	73,053
Cost of revenue
Recurring revenue	24,374	23,772
Non-recurring revenue	20,702	15,962

Total cost of revenue	45,076	39,734
Gross profit	41,361	33,319
Operating expenses
Research and development	10,586	7,748
Selling, general and administrative	35,505	18,585
Amortization of other intangible assets	1,168	856

Total operating expenses	47,259	27,189
(Loss) income from operations	(5,898)	6,130
Interest income	937	261
Interest expense	(825)	(206)

(Loss) income before benefit from income taxes	(5,786)	6,185
Benefit from income taxes	103	295

Net (loss) income	$(5,683)	$6,480

Net (loss) income per share:
Basic	$(0.13)	$0.15

Diluted (1)	$(0.13)	$0.14

Weighted average shares outstanding:
Basic	42,526	42,567

Diluted	42,526	46,921

Other financial data (2):
Adjusted EBITDA	$17,888	$13,289
12-month backlog	$191,600	$194,500
Total backlog	$747,800	$663,100

(1)	For the quarter ended September 30, 2006, the 5,305,040 shares from the assumed conversion of the long-term convertible debt were antidilutive.

(2)	See accompanying notes for a definition of 12-month and total backlog, and for a definition of Adjusted EBITDA and a reconciliation of Net (loss) income to Adjusted EBITDA

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

Adjusted EBITDA Presentation (1)

(unaudited and in thousands)

	Nine Months Ended September 30,
	2006	2005
Revenue
Recurring revenue	$130,142	$118,584
Non-recurring revenue	129,323	98,795

Total revenue	259,465	217,379
Cost of revenue
Recurring revenue	67,035	63,990
Non-recurring revenue	53,322	43,167

Total cost of revenue	120,357	107,157
Gross profit	139,108	110,222
Operating expenses
Research and development	30,765	24,226
Sales and marketing	19,380	17,221
General and administrative	40,032	33,388

	90,177	74,835
Adjusted EBITDA	48,931	35,387
Operating depreciation and amortization	16,665	17,396
Amortization of other intangible assets	3,744	2,596
Stock-based compensation	5,465	952
Loss on contracts, net	—	(2,877)
Restructuring, impairment and other	100	1,111
Legal settlement	15,000	—

	40,974	19,178
Income from operations	7,957	16,209
Interest income	2,772	632
Interest expense	(2,492)	(743)
Other income	180	—

Income before provision for income taxes	8,417	16,098
Provision for income taxes	(848)	(341)

Net income	$7,569	$15,757

(1)	See accompanying notes for a definition of Adjusted EBITDA and a reconciliation of Net income to Adjusted EBITDA

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Nine Months Ended September 30,
	2006	2005
Revenue
Recurring revenue	$130,142	$118,584
Non-recurring revenue	129,323	98,795

Total revenue	259,465	217,379
Cost of revenue
Recurring revenue	73,872	71,939
Non-recurring revenue	61,237	49,387

	135,109	121,326
Recurring revenue - loss on contracts	—	(2,877)

Total cost of revenue	135,109	118,449
Gross profit	124,356	98,930
Operating expenses
Research and development	31,807	24,663
Selling, general and administrative	80,848	55,462
Amortization of other intangible assets	3,744	2,596

Total operating expenses	116,399	82,721
Income from operations	7,957	16,209
Interest income	2,772	632
Interest expense	(2,492)	(743)
Other income	180	—

Income before provision for income taxes	8,417	16,098
Provision for income taxes	(848)	(341)

Net income	$7,569	$15,757

Net income per share:
Basic	$0.18	$0.37

Diluted (1)	$0.17	$0.35

Weighted average shares outstanding:
Basic	42,270	42,093

Diluted	45,466	45,475

Other financial data (2):
Adjusted EBITDA	$48,931	$35,387
12-month backlog	$191,600	$194,500
Total backlog	$747,800	$663,100

(1)	For the nine months ended September 30, 2006, the 5,305,040 shares from the assumed conversion of the long-term convertible debt were antidilutive.

(2)	See accompanying notes for a definition of 12-month and total backlog, and for a definition of Adjusted EBITDA and a reconciliation of Net income to Adjusted EBITDA

The TriZetto Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$87,471	$106,940
Restricted cash	921	1,543
Accounts receivable, net	58,507	41,745
Prepaid expenses and other current assets	12,493	11,375

Total current assets	159,392	161,603
Property and equipment, net	25,113	25,730
Capitalized software development costs, net	28,520	28,724
Goodwill	75,845	87,170
Other intangible assets, net	28,590	3,335
Other assets	10,807	11,177

Total assets	$328,267	$317,739

Liabilities and Stockholders’ Equity
Current liabilities:
Notes payable	$405	$120
Current portion of capital lease obligations	1,089	1,979
Accounts payable	14,968	14,959
Accrued liabilities	47,052	56,957
Deferred revenue	29,825	35,625

Total current liabilities	93,339	109,640
Long-term convertible debt	100,000	100,000
Long-term revolving line of credit	6,000	—
Other long-term liabilities	1,719	1,752
Capital lease obligations	867	1,065
Deferred revenue	4,422	3,924

Total liabilities	206,347	216,381

Common stock	44	42
Additional paid-in capital	372,191	362,186
Deferred stock compensation	—	(2,986)
Accumulated deficit	(250,315)	(257,884)

Total stockholders’ equity	121,920	101,358

Total liabilities and stockholders’ equity	$328,267	$317,739

The TriZetto Group, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

Backlog

Total backlog is defined as revenue we expect to generate in future periods from existing customer contracts. Our 12-month backlog is defined as the revenue we expect to generate from existing customer contracts over the next 12 months. Most of the revenue in our backlog is derived from multi-year recurring revenue contracts (including software hosting, business process outsourcing, IT outsourcing, and software maintenance). For purposes of calculating our backlog and based upon our previous experience, we assume software maintenance contracts will be renewed for a period of up to seven years. We classify revenue from software license and consulting contracts as non-recurring. Consulting revenue is included in the backlog when the revenue from such consulting contract will be recognized over a period exceeding 12 months.

Non-GAAP Financial Measures

In this press release and our other public statements in connection with this press release, we use the non-GAAP financial measure, “Adjusted EBITDA,” as originally defined in our press release dated October 25, 2005. We define Adjusted EBITDA as net income, excluding the impact of interest, income taxes, depreciation and amortization, charges for legal settlements, charges for facility closures and asset impairment, stock-based compensation expense and charges for expected future loss on contracts. We use Adjusted EBITDA to provide meaningful supplemental information regarding our operating performance and profitability by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Because our capital structure, effective income tax rates, capitalized asset values and equity-based compensation levels are different than those of other companies, we believe that Adjusted EBITDA facilitates comparisons of our results of operations with those of other companies. Further, we believe that Adjusted EBITDA, which excludes certain factors which are not indicative of ongoing operations such as charges for legal settlements, facility closures, asset impairment and future loss on contracts, can assist management and investors in assessing the financial operating performance and underlying strength of our core business. We use Adjusted EBITDA in our cash bonus program to evaluate management’s performance for compensation purposes, and we have agreed with our lender to maintain levels of an adjusted form of EBITDA as specified in financial covenants to our secured debt facility.

In the third quarter of 2006, we entered into a settlement agreement with McKesson Information Solutions LLC (“McKesson”) to settle a lawsuit. As part of the settlement agreement, TriZetto agreed to pay McKesson a one-time royalty fee of $15 million for a license in a patent that covers past and future use of TriZetto products and services by all existing TriZetto customers. We excluded this one-time charge of $15 million, which was expensed in the third quarter 2006, from Adjusted EBITDA as it was not indicative of our ongoing operations.

During the fourth quarter of 2003, we decided to wind-down our outsourcing services to physician group customers. In the second quarter of 2005, we executed termination agreements with our two remaining physician group customers. This resulted in the reversal of the remaining balance in our loss on contracts accrual of $2.9 million. This amount was excluded from Adjusted EBITDA as it is not indicative of ongoing operations.

We also excluded from Adjusted EBITDA losses for facility closures and a gain from the sale of our credentialing and verification business. The losses for facility closures were approximately $175,000 in the first nine months of 2006 and approximately $1.1 million in the same period of 2005. The charges reflected our remaining payment obligations under lease agreements for closed facilities. Because the facilities were non-performing, we excluded the charges from Adjusted EBITDA as they were not indicative of our ongoing operations. The gain from the sale of our credentialing and verification business was $75,000, partially offsetting the losses for facility closures in the first nine months of 2006. We excluded this gain from Adjusted EBITDA as it related to a business we had decided to exit and therefore is not indicative of our ongoing operations.

Additionally, during the first nine months of 2006, we recognized a gain of $180,000 from the sale of a domain name, which was eliminated from Adjusted EBITDA. We excluded this gain from Adjusted EBITDA as it related to a one-time sale of an asset and therefore is not indicative of our ongoing operations.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) 123R, “Share-Based Payment.” This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified prospective method. Under this method, the provisions of SFAS 123R apply to all awards granted or modified after the date of adoption. Consistent with our definition noted above to exclude stock-based compensation expense, Adjusted EBITDA excludes the impact of the equity expense of SFAS 123R and other stock-based compensation expenses.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered in isolation of, or as a substitute for, the information prepared and presented in accordance with GAAP. In addition, Adjusted EBITDA should not be considered as a measure of liquidity or free cash flow for management’s discretionary use, as it excludes certain cash requirements such as interest expense, income taxes, costs to replace depreciated or amortized assets, costs arising from certain facility closures and losses on contracts. Because not all companies calculate Adjusted EBITDA identically, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. We compensate for these limitations by relying primarily on our GAAP results and use Adjusted EBITDA supplementally.

Reconciliation of Non-GAAP Financial Measures

The following schedule provides a reconciliation of GAAP Net income to Adjusted EBITDA for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net (loss) income	$(5,683)	$6,480	$7,569	$15,757
Interest (income) expense, net	(112)	(55)	(280)	111
(Benefit from) provision for income taxes	(103)	(295)	848	341
Operating depreciation and amortization	5,601	5,895	16,665	17,396
Amortization of other intangible assets	1,168	856	3,744	2,596
Stock-based compensation	1,921	408	5,465	952
Legal settlement	15,000	—	15,000	—
Loss on contracts	—	—	—	(2,877)
Restructuring, impairment and other charges	96	—	100	1,111
Other income	—	—	(180)	—

Adjusted EBITDA	$17,888	$13,289	$48,931	$35,387

The following schedules provide a reconciliation of non-GAAP financial guidance for the periods indicated (in thousands, except per share amounts):

	2006 Guidance
	Low Range	High Range
Adjusted EBITDA	$64,000	$68,000
Operating expenses
Operating depreciation and amortization	(22,000)	(23,000)
Amortization of other intangible assets	(5,250)	(5,250)
Stock-based compensation	(7,250)	(7,250)
Interest and other income, net	—	(500)
Income taxes	(1,500)	(2,000)
Legal settlement	(15,000)	(15,000)

	(51,000)	(53,000)
Net income	$13,000	$15,000

Net income per share:
Diluted	$0.28	$0.33
Weighted average shares outstanding:
Diluted	46,000	46,000